Exhibit 99.1

NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
9 Entin Road
Parsippany, NJ 07054-0430

CONTACT:	Emerson Radio Corp.	or:	Investor Relations:
	Greenfield Pitts		Robert Maffei
	Chief Financial Officer		Investor Relations Manager
	(212) 897-5441		(973) 428-2098

Brainerd Communicators
Brad Edwards or Denise Roche
(212) 986-6667

Media Relations:
Brainerd Communicators, Inc.
Scott Cianciulli
(212) 986-6667
Emerson Radio Corp.’s Board of Directors Receive Report Regarding Certain Related Party Transactions
PARSIPPANY, N.J. — April 17, 2008 — Emerson Radio Corp. (AMEX:MSN) today announced that on April 11, 2008, its Audit Committee distributed to the Board of Directors a report of its year long independent review of certain previously disclosed related party transactions between it and affiliates of its controlling shareholder. The Board is reviewing the findings and recommendations in the Report to determine the action, if any, which the Company should undertake in response.
About Emerson Radio Corp.
Emerson Radio Corporation (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, a variety of consumer electronics and home appliances including microwaves and wine coolers, clock radios, full lines of televisions and other video products, and audio and home theater products. For more information, please visit Emerson Radio’s Web site at www.emersonradio.com.

Forward Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward- looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in Emerson’s reports as filed with the Securities and Exchange Commission. Emerson assumes no obligation to update the information contained in this news release.